Exhibit 10.17
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the “Amendment”) is made effective as of December 7, 2012 by and between Starz, LLC a Delaware limited liability company (the “Company”), and Christopher Albrecht (“Executive”).
Recitals
The Company and the Executive are parties to an employment agreement made effective as of January 1, 2010 (the “Original Agreement”). The Company and the Executive desire to amend the Original Agreement to comply with guidance provided under Section 409A of the Internal Revenue Code of 1986, as amended, in Notice 2010-6 issued on January 19, 2010, as modified by Notice 2010-80 issued on November 30, 2010, relating to payments upon separation from service that are subject to execution and delivery of a release or another employment-related action.
Agreement
In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:
1.The third sentence of the second paragraph of Section 4.6, Severance Agreement and Release, shall be amended to read in its entirety as follows:
“If Executive delivers the original, signed Release to the Company prior to the expiration of the Consideration Period and does not thereafter revoke such Release within the seven-day period immediately following the Consideration Period as provided therefor under applicable law (such seven-day period, the “Revocation Period”), Executive shall, subject to Section 4.7 below, be entitled to the Severance Installments, Severance Bonus and Benefits Payments as described in Section 4.2 (including by reason of Section 4.3, if applicable) or the Severance Amount described in Section 4.4(c), as applicable.
2.    Section 6.14, Compliance with Section 409A, is hereby amended by the addition of the following at the end thereof:
“The following provisions of this Section 6.14 shall apply to (a) any Severance Installment otherwise payable within 60 days following the date of termination of Executive’s employment (such 60-day period, the “Initial Payment Period”), (b) the Severance Bonus, and (c) the Severance Amount, but only to the extent that such Severance Installment, Severance Bonus or Severance Amount constitutes nonqualified deferred compensation subject to the provisions of Section 409A (collectively, the “Initial Payments”). Subject to satisfaction of the requirements of Section 4.6, Section 4.7 and any other provision of this Agreement relating to the payment thereof, each Initial Payment shall be paid to Executive at the time otherwise provided under this Agreement, provided that, if the Initial Payment Period begins in one taxable year of Executive (the “First Taxable Year”) and ends in the following taxable year of Executive (the “Second Taxable Year”), Initial Payments shall be made only during the portion of the Initial Payment Period that occurs during the Second Taxable Year (the “Straddle

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Rule”). Subject to Section 4.8, (i) any Severance Installment that would be payable prior to the expiration of the Revocation Period but for the requirements of Section 4.6 and thereafter becomes payable upon satisfaction of the requirements of such section shall be paid to Executive on the first date during the Initial Payment Period following expiration of the Revocation Period on which a Severance Installment otherwise becomes payable (but not later than the last day of the Initial Payment Period and subject to clause (ii) of this sentence), and (ii) any Severance Installment that would be payable during the First Taxable Year but for the Straddle Rule shall paid on the first date during the Initial Payment Period on which a Severance Installment otherwise becomes payable during the Second Taxable Year (or, if no such date occurs, on the first business day of the Second Taxable Year). The preceding provisions relating to Initial Payments are intended to comply with Section 409A guidance provided under Notice 2010-6 issued on January 19, 2010, as modified by Notice 2010-80 issued on November 30, 2010, relating to payments upon separation from service that are subject to execution and delivery of a release or another employment-related action.”
3.    Except as amended by the preceding provisions of this Amendment, the Original Agreement shall remain in full force and effect according to its terms.
4.    This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California, without reference to principles of conflict of laws.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the day and year first above written.

COMPANY:

STARZ, LLC

By: Liberty Media Corporation, its Manager

By: /s/ Pamela Coe
Name: Pamela Coe
Title: Vice President

EXECUTIVE:

/s/ Christopher Albrecht
Christopher Albrecht

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